Exhibit 99.1

For Immediate Release:	For further information, contact:
John H. Karnes, Chief Financial Officer
ir@mariner-energy.com
(713) 954-3850
Mariner Energy CEO to Present at
2008 IPAA OGIS New York
Houston, TX, April 7, 2008 — Mariner Energy, Inc. (NYSE: ME) announced today that Scott D. Josey, Mariner’s Chairman, Chief Executive Officer and President, will present at the 2008 IPAA Oil & Gas Investment Symposium in New York, New York on April 8, 2008 at 10:00 a.m. Eastern Time. Interested parties may listen to the presentation live over the internet by accessing the link to the webcast on the Investor Relations section of Mariner’s website at www.mariner-energy.com. A copy of the presentation will also be available on the website, and a replay of the presentation will be available on the website for ten days following the presentation.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas, with principal operations in West Texas, the deepwater Gulf of Mexico, and on the shelf of the Gulf of Mexico. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
John H. Karnes, Chief Financial Officer
ir@mariner-energy.com
(713) 954-3850